SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 28, 2001


                       FRONTIER ADJUSTERS OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)


           Arizona                      1-12902                 86-0477573
(State or other jurisdiction     (Commission File No.)     (IRS Employer ID No.)
     of incorporation)


                  45 East Monterey Way, Phoenix, Arizona 85011
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (602) 264-1061


                                (Not Applicable)
          (Former name or former address, if changed since last report)

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                                    FORM 8-K

                                 CURRENT REPORT

ITEM 1. CHANGE IN CONTROL OF REGISTRANT

     Frontier Adjusters of America, Inc., an Arizona corporation ("Frontier"), announced that at a Special Meeting of Frontier's shareholders, Frontier's shareholders approved and adopted a Plan and Agreement of Merger (the "Plan") and the transactions contemplated by the Plan.

     The Plan was approved and adopted by a vote of approximately 6,680,000 out of approximately 7,335,000 votes represented at the Special Meeting. The merger contemplated by the Plan became effective on September 28, 2001. As a result, Merrymeeting is Frontier's sole shareholder, and trading has been halted in Frontier's common stock. Frontier will cease to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, 90 days from the date that it files a Form 15. Frontier filed a Form 15 with the SEC on October 1, 2001.

     Under the terms of the Plan, each outstanding share of Frontier's common stock, other than the shares held by Merrymeeting, Inc., has been converted into the right to receive $1.58 in cash, without interest.


ITEM 7.(C) EXHIBITS

     Exhibit 20.1 - Press Release dated October 1, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 1, 2001                  FRONTIER ADJUSTERS OF AMERICA, INC.



                                        By: /s/ John M. Davies
                                            ------------------------------------
                                            John M. Davies, President